SCHEDULE 14A INFORMATION

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DENDREON CORPORATION

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DENDREON CORPORATION

3005 First Avenue

Seattle, Washington 98121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2004

TO THE STOCKHOLDERS OF DENDREON CORPORATION:

Notice is hereby given that the Annual Meeting of Stockholders of DENDREON CORPORATION, a Delaware corporation, will be held on Wednesday, June 16, 2004 at 10:00 a.m. local time at 3005 First Avenue, Seattle, Washington 98121, for the following purposes:

1.    To elect three directors to hold office until the 2007 Annual Meeting of Stockholders.

2.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 20, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Deborah A. Elvins

Vice President, Legal Affairs and Secretary

Seattle, Washington

April 29, 2004

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU PLAN TO ATTEND, PLEASE CONTACT INVESTOR RELATIONS AT (877) 256-4545 OR IR@DENDREON.COM.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU ALSO MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

DENDREON CORPORATION

3005 First Avenue

Seattle, Washington 98121

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 16, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Dendreon Corporation, a Delaware corporation (“Dendreon” or the “Company”), for use at the Annual Meeting of Stockholders to be held on June 16, 2004, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3005 First Avenue, Seattle, Washington 98121. The Company intends to mail this proxy statement and accompanying proxy card on or about May 4, 2004, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company’s Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other employees of the Company. No additional compensation will be paid to directors, officers or other employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of the Company’s Common Stock at the close of business on April 20, 2004 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 20, 2004, the Company had outstanding and entitled to vote 57,740,990 shares of Common Stock.

Each holder of record of the Company’s Common Stock on such date will be entitled to one vote for each share held on each matter to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will have no effect on the election of directors. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet or by Telephone

Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

The telephone and Internet voting procedures are described on the proxy card. They are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholders.

General Information for All Shares Voted via the Internet or by Telephone

Votes submitted via the Internet or by telephone must be received by 4:00 p.m., Pacific Daylight Time, on Tuesday, June 15, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by voting again by Internet or by telephone, by attending the meeting and voting in person, or by filing with the Secretary of the Company at the Company’s principal executive office, 3005 First Avenue, Seattle, Washington 98121, a written notice of revocation or a duly executed proxy bearing a later date. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy card for the Company’s 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is January 4, 2005. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy card must do so not later than the close of business on March 18, 2005, nor earlier than the close of business on February 16, 2005. Stockholders also are advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors is presently composed of eleven members. There are three directors in the class whose term of office expires in 2004. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders and has been nominated for re-election upon recommendation of the Board of Directors. If elected at the Annual Meeting, each of the nominees would serve until the 2007 Annual Meeting and until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by authorized proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The Board of Directors has determined that seven directors are independent under Nasdaq National Market rules. Those directors are Ms. Bayh, Mr. Brewer, Mr. Canet, Mr. Dziurzynski, Dr. Ingle, Ms. Kunath, and Mr. Watson.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2007 Annual Meeting

Gerardo Canet, age 58, has served as one of the Company’s directors since December 1996. Mr. Canet has been President, Chief Executive Officer, and a member of the board of directors of IntegraMed America, Inc., a manager of reproductive fertility centers, since 1994. From 1989 to 1994, Mr. Canet held various executive management positions with Curative Health Services, Inc., most recently as Executive Vice President and President of its Wound Care Business Unit. Mr. Canet received a B.A. in Economics from Tufts University and an M.B.A. from Suffolk University.

Bogdan Dziurzynski, age 55, has served as one of the Company’s directors since May 2001. Mr. Dziurzynski is currently a consultant in strategic regulatory management to the biotechnology industry. From 1994 to 2001, Mr. Dziurzynski was the Senior Vice President of Regulatory Affairs and Quality Assurance for MedImmune, Inc., a biotechnology company located in Gaithersburg, Maryland. From 1988 to 1994, Mr. Dziurzynski was Vice President of Regulatory Affairs and Quality Assurance for Immunex Corporation. Mr. Dziurzynski has a B.A. in Psychology from Rutgers University and an M.B.A. from Seattle University.

Douglas Watson, age 59, has served as one of the Company’s directors since February 2000. Mr. Watson is Chief Executive Officer of Pittencrieff Glen Associates, a consulting firm which he founded in July 1999. From July 2000 to September 2001, Mr. Watson also served as acting President and Chief Executive Officer of ValiGen, N.V., a European-American life sciences company. From January 1997 to May 1999, Mr. Watson served as President and Chief Executive Officer of Novartis Corporation, a pharmaceutical company. From April 1996 to December 1996, Mr. Watson served as President and Chief Executive Officer of Ciba-Geigy Corporation, which merged into Novartis Corporation in December 1996. Mr. Watson’s career spanned 33 years with Novartis, having joined Geigy (UK) Ltd. in 1966. Mr. Watson also currently serves as chairman of OraSure Technologies, Inc. and as a director of Engelhard Corporation, Genta, Inc., and InforMedix Inc., as well as a number of privately held biotechnology companies. Mr. Watson received an M.A. in Pure Mathematics from Churchill College, Cambridge University and holds an ACMA qualification as an Associate of the Chartered Institute of Management Accountants.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2005 Annual Meeting

Richard B. Brewer, age 53, has served as one of the Company’s directors since February 2004. He is the founding partner of Crest Asset Management, a management advisory and investment firm, a position he has held since January 2003. From September 1998 until February 2004, Mr. Brewer served as chief executive officer and president of Scios Inc., a biopharmaceutical company. From 1996 until 1998, Mr. Brewer served as the Chief Operating Officer at Heartport, a cardiovascular device company. From 1984 until 1995, Mr. Brewer was employed by Genentech, Inc. and served as its senior vice president of sales and marketing, and senior vice president of Genentech Europe and Canada. Mr. Brewer is an advisory board member for the Center for Accelerating Medical Solutions, a non-profit organization dedicated to expediting the discovery and development of life-saving drugs. Mr. Brewer is a director of Corgentech Inc., a publicly traded biopharmaceutical company, and Agensys, Inc., a privately-held biotechnology company. He is an advisory board member at the Kellogg Graduate School of Management Center for Biotechnology at Northwestern University. Mr. Brewer holds a B.S. from Virginia Polytechnic Institute and an M.B.A. from Northwestern University.

Mitchell H. Gold, M.D., age 37, has served as the Company’s Chief Executive Officer since January 1, 2003, and as a director since May 2002. Dr. Gold also served as the Company’s Vice President of Business Development from June 2001 to May 2002, and as the Company’s Chief Business Officer from May 2002 through December 2002. From April 2000 to May 2001, Dr. Gold served as Vice President of Business Development and Vice President of Sales and Marketing for Data Critical Corporation, a company engaged in wireless transmission of critical healthcare data, now a division of GE Medical. From 1995 to April 2000, Dr. Gold was the President and Chief Executive Officer, and a co-founder of Elixis Corporation, a medical information systems company. From 1993 to 1998, Dr. Gold was a resident physician in the Department of Urology at the University of Washington. Dr. Gold received his B.S., Phi Beta Kappa, from the University of Wisconsin-Madison in 1989 and his M.D., Alpha Omega Alpha, from Rush Medical College in 1993.

Timothy Harris, Ph.D., age 53, has served as one of the Company’s directors since February 1999. Dr. Harris has been President and Chief Executive Officer of Structural GenomiX, Inc., a biotechnology company, since April 1999. From 1993 to January 1999, Dr. Harris was Senior Vice President of Research and Development for Sequana Therapeutics Inc., which became Axys Pharmaceuticals, Inc., a biopharmaceutical company, in 1998. Before joining Sequana, Dr. Harris was Director of Biotechnology at Glaxo Group Research in England. Dr. Harris received a B.Sc. and a Ph.D. in Virology from the University of Birmingham, England.

M. Blake Ingle, Ph.D., age 61, has been a director of the Company since its acquisition of Corvas International, Inc. on July 30, 2003. Prior to that, Dr. Ingle had served as Chairman of Corvas since June 1999 and as a director of Corvas since January 1994. Since 1998, Dr. Ingle has been a general partner of Inglewood Ventures, a venture capital firm. From March 1993 to February 1996 when it was acquired by Schering-Plough, he was the President and Chief Executive Officer of Canji, Inc., a biopharmaceutical company. From 1980 to 1993, he was employed in a variety of capacities with the IMCERA Group, Inc., a healthcare company consisting of Mallinckrodt Medical, Mallinckrodt Specialty Chemicals and Pitman Moore, most recently serving as

President and Chief Executive Officer. Dr. Ingle currently serves on the Boards of Directors of Vical, Inc., Inex Pharmaceuticals Corporation, NewBiotics, Inc., Cengent Therapeutics, Inc., and Target Molecules, Inc.

Ruth Kunath, age 52, has served as one of the Company’s directors since December 1999. Ms. Kunath was biotechnology portfolio manager for Vulcan Inc., a venture capital firm founded by Paul G. Allen to research and implement his investments, from 1992 until November 2003. Prior to her employment at Vulcan Inc., Ms. Kunath spent nine years managing Seattle Capital Management Equity transactions and eight years as the Senior Portfolio Manager for the healthcare sector of Bank of America Capital Management. Ms. Kunath received a B.A. from DePauw University and is a Chartered Financial Analyst.

Directors Continuing In Office Until The 2006 Annual Meeting

Susan B. Bayh, age 44, has been a director of the Company since its acquisition of Corvas International, Inc. on July 30, 2003. Prior to that, she had served as a director of Corvas since June 2000. Since 1994, she has been a Distinguished Visiting Professor at the College of Business Administration at Butler University in Indianapolis, Indiana. From 1994 to 2000, she was a Commissioner for the International Joint Commission of the Water Treaty Act between the United States and Canada. From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company. She currently serves on the Boards of Directors of Anthem Inc., a Blue Cross/Blue Shield company, Cubist Pharmaceuticals, Inc., a pharmaceutical company, Curis, Inc., a therapeutic drug development company, Emmis Communications, a diversified media company and Esperion Therapeutics, Inc., a biopharmaceutical company.

Christopher S. Henney, Ph.D., D.Sc., age 63, has served as the Company’s Chairman of the board of directors since January 1, 2004. He served as the Company’s Executive Chairman of the board of directors between January 1, 2003, and December 31, 2003, as Chairman of the board of directors between January 2001 and December 31, 2002, and as a director since May 1995. Dr. Henney served as the Company’s Chief Executive Officer from January 2001 through December 2002. Dr. Henney also served as the Company’s President and Chief Executive Officer from December 1998 through December 2000 and as Chief Executive Officer from May 1995 to December 1998. In 1989, Dr. Henney co-founded ICOS Corporation, a publicly-held biotechnology company, where from 1989 to 1995, Dr. Henney served as Executive Vice President, Scientific Director and Director. In 1981, Dr. Henney co-founded Immunex Corporation, where from 1981 to 1989, he held various positions, including Director, Vice Chairman and Scientific Director. Dr. Henney is also a former academic immunologist. Dr. Henney currently serves as a director of Bionomics, Inc., Sonus Pharmaceuticals Inc., Structural GenomiX, Inc., and Techne Corporation. Dr. Henney received a B.Sc. with Honors, a Ph.D. in Experimental Pathology and a D.Sc. for his contributions to Immunology from the University of Birmingham, England.

David L. Urdal, Ph.D., age 54, has served as the Company’s Chief Scientific Officer and Vice Chairman of the Company’s Board of Directors since joining Dendreon in July 1995. He served as the Company’s President from January 2001 to December 2003, and he served as the Company’s Executive Vice President from January 1999 through December 2000. From 1982 until July 1995, Dr. Urdal held various positions with Immunex Corporation, including President of Immunex Manufacturing Corporation, Vice President and Director of Development, and head of the departments of biochemistry and membrane biochemistry. Dr. Urdal received a B.S. and M.S. in Public Health and a Ph.D. in Biochemical Oncology from the University of Washington.

Board Committees and Meetings

During the fiscal year ended December 31, 2003, the Board of Directors held fifteen meetings and acted by unanimous written consent twice. The Board has an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Nominating Committee.

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. The Audit Committee meets with the Company’s independent auditors to discuss the quarterly financial statements and to review the results of the annual audit. The Audit Committee engages the independent auditors and approves their compensation; oversees the independence of the independent auditors; evaluates the independent auditors’ performance; receives and considers the independent auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; and fulfills the other responsibilities described in the Audit Committee Charter. The Audit Committee members in 2003 were Messrs. Watson (Chairman) and Canet and Dr. Harris until March when Mr. Shaw replaced Dr. Harris and until July when Dr. Ingle replaced Mr. Shaw. The Audit Committee is currently composed of Messrs. Watson (Chairman) and Canet and Dr. Ingle. It met ten times during fiscal year 2003. All members of the Company’s Audit Committee are independent under SEC and Nasdaq National Market rules. The Board of Directors has determined that Mr. Watson is an “audit committee financial expert,” as that term is defined in SEC regulations. The Audit Committee has adopted a written Audit Committee Charter.

The Compensation Committee develops compensation policies, and makes recommendations concerning salaries and incentive compensation, awards stock options to officers and employees under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three directors. The Compensation Committee members in 2003 were Messrs. Crouse (Chairman), Shaw and Watson until March when Ms. Kunath replaced Mr. Watson and Mr. Canet replaced Mr. Shaw, and until July when Dr. Ingle replaced Mr. Crouse. The Compensation Committee is currently composed of Mr. Canet (Chairman), Dr. Ingle, and Ms. Kunath, each of whom is independent under Nasdaq National Market rules. The Compensation Committee met five times in 2003.

The Corporate Governance Committee considers and makes recommendations regarding corporate governance requirements and principles, periodically reviews the performance and operations of the standing committees of the Board, and oversees information flow to the Board and its committees. The Corporate Governance Committee is composed of four directors: Drs. Gold and Harris, Mr. Watson, and Ms. Bayh. Dr. Harris acted as Chairman in 2003 and in 2004 through February 25, 2004, when Ms. Bayh succeeded him as Chairwoman. The Corporate Governance Committee did not meet in 2003.

The Nominating Committee selects, evaluates and recommends individuals for membership on the Company’s Board of Directors and committees thereof and recommends to the Board specific individuals to be appointed as Chair of the Board of Directors. The Nominating Committee members in 2003 were Messrs. Crouse and Watson, with Dr. Henney as an ex-officio member, until March when Mr. Dziurzynski replaced Mr. Crouse and Dr. Harris replaced Mr. Watson. The Nominating Committee is currently composed of Mr. Dziurzynski (Chairman) and Dr. Harris, with Dr. Henney serving as an ex-officio, non-voting member. The Nominating Committee did not meet in 2003. The process used by the Company for identifying and evaluating nominees for director has been to refer potential candidates to the Nominating Committee and other Board members for consideration and evaluation. Generally, appropriate potential candidates have then been discussed and elected or nominated in a meeting of the Board of Directors as a whole. The Nominating Committee adopted a charter which is available on the Company’s investor relations website at http://investor.dendreon.com.

Under its charter, the Nominating Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms. The Nominating Committee will consider director candidates recommended by stockholders and will evaluate those candidates in the same manner as candidates recommended by other sources if stockholders submitting recommendations follow the procedures established by the Nominating Committee.

The Board of Directors does not currently prescribe any minimum qualifications for director candidates. The Nominating Committee will consider the Company’s current needs and the qualities needed for Board service, including experience and achievement in business, finance, biotechnology, health sciences or other areas relevant to the Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and Nasdaq National Market rules;

service on other boards of directors; sufficient time to devote to Board matters; and the ability to work effectively and collegially with other Board members.

In making recommendations for director nominees for the annual meeting of stockholders, the Nominating Committee will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company no later than 90 days before the anniversary of the previous year’s annual meeting of stockholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, as well as the name and contact information of the stockholder or stockholders making the recommendation, and such other information as may be required under the Company’s Bylaws. Recommendations must be mailed to Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121, Attn: Secretary, faxed to the Secretary of the Company at (206) 256-0571, or e-mailed to delvins@dendreon.com.

During the fiscal year ended December 31, 2003, each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively, except for Dr. Ingle, who joined the Board on July 30, 2003.

The Company has established a procedure for stockholders to communicate with the Board. Communications should be in writing, addressed to: Corporate Secretary, Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121, and marked to the attention of the Board or any of its individual committees. Copies of all communications so addressed will be promptly forwarded to the chair of the committee involved, or in the case of communications addressed to the Board as a whole, to the Corporate Governance Committee.

The Company encourages but does not require the directors to attend the Annual Meeting of Stockholders. The Company schedules a regular meeting of the Board of Directors after the Annual Meeting. Eight of our directors attended the 2003 Annual Meeting of Stockholders.

Report of the Audit Committee of the Board of Directors

The Audit Committee of Dendreon’s Board of Directors (the “Audit Committee”) is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The current members of the Audit Committee are Douglas Watson (Chairman), Gerardo Canet, and Blake Ingle, Ph.D.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and other professional standards.

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

From the members of the Audit Committee of the Board of Directors.

Douglas Watson (Chairman)

Gerardo Canet

Blake Ingle, Ph.D.

INFORMATION REGARDING OUR INDEPENDENT ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. Ernst & Young LLP has audited the Company’s financial statements since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees.    During the fiscal years ended December 31, 2002 and 2003, the aggregate fees billed by Ernst & Young LLP for the audit of the Company’s financial statements for such fiscal years and for the reviews of the Company’s interim financial statements were $133,030 in 2002 and $135,257 in 2003.

Audit-Related Fees.    During the fiscal years ended December 31, 2002 and 2003, Ernst & Young did not bill the Company for assurance and related services related to the performance of the audit or review beyond the fees disclosed under “Audit Fees” above.

Tax Fees.    During the fiscal years ended December 31, 2002 and 2003, the aggregate fees billed by Ernst & Young for preparing state and federal income tax returns were $15,016 and $16,588, respectively.

All Other Fees.    During the fiscal years ended December 31, 2002 and 2003, all other fees billed by Ernst & Young LLP were $59,418 and $272,100, respectively. In 2002, these fees were related to work on the Company’s equity line facility with BNY Capital Markets and its registration statement on Form S-3. In 2003, these fees were principally related to the Company’s merger with Corvas International, Inc., or Corvas, and its registration statement on Form S-3.

The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

Audit Committee Pre-Approval Policy.    All services to be performed by Ernst & Young LLP for the Company must be pre-approved by the Audit Committee. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve services involving fees of up to $15,000, in which case the Chairman communicates such pre-approval to the full Audit Committee at its next meeting. All other services must be approved in advance by the full Audit Committee. During 2003, all services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

Management and Certain Security Holders of Dendreon

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 31, 2004, based on 57,737,455 shares outstanding as of that date, by (1) each person or group of affiliated persons known by the Company to own beneficially more than five percent of the outstanding shares of the Company’s Common Stock; (2) each director; (3) each executive officer named in the Summary Compensation Table under “Executive Compensation”; and (4) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership
Name and Address (1)	Shares Beneficially Owned	Options Exercisable Within 60 Days	Total Beneficial Ownership	Percentage Beneficially Owned
Entities related to FMR Corp. (2)	6,465,751	—	6,465,751	11.2%
82 Devonshire Street Boston, MA 02109

Vulcan Inc.	3,863,489	—	3,863,489	6.7%
505 Fifth Avenue South, Suite 900 Seattle, WA 98104

Mitchell H. Gold, M.D.	44,980	137,251	182,231	*

Christopher S. Henney, Ph.D., D.Sc.	356,943	292,771	649,714	1.1%

David L. Urdal, Ph.D. (3)	384,883	206,048	590,931	1.0%

T. Dennis George, J.D. (4)	50,028	20,000	70,028	*

Grant E. Pickering, M.B.A.	32,584	77,987	110,571	*

Martin A. Simonetti, M.S., M.B.A. (5)	132,981	101,376	234,307	*

Susan B. Bayh	—	25,050	25,050	*

Richard B. Brewer	—	7,500	7,500	*

Gerardo Canet	13,750	31,600	45,350	*

Bogdan Dziurzynski	—	22,500	22,500	*

Timothy Harris, Ph.D.	—	71,500	71,500	*

M. Blake Ingle, Ph.D.	4,950	33,150	38,100	*

Ruth Kunath	2,000	43,900	45,900	*

Douglas Watson	—	46,400	46,400	*

All executive officers and directors as a group (14 persons)	973,021	1,097,033	2,070,054	3.5%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)

Information based on Schedule 13G filed with the SEC on March 10, 2004. According to the Schedule 13G, the shareholdings include 5,879,648 shares beneficially owned by Fidelity Management & Research Company (“Fidelity Management”) as a result of acting as investment advisor to various investment companies and 360,200 shares beneficially owned by Fidelity Management Trust Company (“Fidelity Trust”) as a result of its serving as investment manager of institutional accounts. FMR Corp., the sole owner of Fidelity Management and Fidelity Trust and Edward C. Johnson 3rd, chairman of FMR Corp., may be deemed to share voting and investment control over these shares. Also includes 225,903 shares beneficially owned by Fidelity International Limited as to which FMR Corp., Mr. Johnson, Fidelity Trust and Fidelity Management disclaim beneficial ownership.

(3)	Includes 391,387 shares held jointly with Shirley G. Urdal.

(4)	Mr. George retired as an executive officer in October 2003. The options shown above as held by Mr. George expired in April 2004.

(5)	Includes 122,503 shares held jointly with Mary Ann Simonetti and 4,833 shares held for the benefit of Mr. Simonetti’s minor child.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, the Company’s officers, directors and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirements.

Compensation of Directors

Cash Compensation.    Each non-employee director of the Company receives $12,000 per annum for his or her service on the Board, payable quarterly at the end of each quarter. In addition, the chairman of each committee of the Board, except the Audit Committee, receives an additional $4,000 per annum for such service, and the chairman of the Audit Committee receives an additional $5,000 per annum. These amounts are paid quarterly at the end of each quarter. Each non-employee member of a committee also receives $500 for attendance at in-person committee meetings and $250 for attendance at each committee meeting held by telephone conference call. In the fiscal year ended December 31, 2003, the total compensation earned by non-employee directors was $113,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

Non-Employee Director Stock Option Grants.    The Company’s Amended 2000 Equity Incentive Plan (the “2000 Equity Plan”) provides for automatic stock option grants to non-employee directors. Each person who is elected or appointed for the first time to be a non-employee director receives an initial grant, on the date of his or her election or appointment to the Board, to purchase 22,500 shares of the Company’s Common Stock, 7,500 shares of which vest on the date of grant and 7,500 shares of which vest on each of the first and second anniversaries of the date of grant. In addition, beginning on the third anniversary of each director’s election to the Board, such director automatically receives an annual grant to purchase 10,000 shares of the Company’s Common Stock, which vests in full upon the date of grant. All options granted to non-employee directors are granted at the fair market value of the Company’s Common Stock on the date of grant.

The non-employee director stock options have a maximum term of ten years for the initial and each annual grant. These options generally must be exercised prior to the earliest of (a) 18 months following the death of the non-employee director, (b) 12 months from the termination of service on the Board by the non-employee director due to a disability, (c) three months from the termination of the service of the non-employee director for any other reason, or (d) the expiration of the original term of the stock option.

Upon some types of changes in control in the Company’s ownership, all outstanding stock options under the 2000 Equity Plan must either be assumed by the surviving entity or substituted for similar options by the surviving entity. If the surviving entity does not assume or substitute the stock options, then the vesting and exercisability of outstanding options held by participants whose service with the Company or an affiliate has not ended will accelerate prior to the change in control and the options will terminate to the extent they are not exercised prior to the change in control. The stock options will not be transferable except as otherwise provided in a stock option agreement to the extent permitted by federal securities laws and regulations.

Executive Officers of Dendreon

Dendreon’s executive officers and their ages as of April 20, 2004 were as follows:

Name	Age	Position
Mitchell H. Gold, M.D.	37	Chief Executive Officer
Christopher S. Henney, Ph.D., D.Sc.	63	Chairman of the Board
David L. Urdal, Ph.D.	54	Chief Scientific Officer and Vice Chairman of the Board
Robert Hershberg, M.D., Ph.D.	41	Senior Vice President and Chief Medical Officer
Grant E. Pickering, M.B.A.	36	Senior Vice President, Operations
Martin A. Simonetti, M.S., M.B.A.	46	Senior Vice President, Finance, Chief Financial Officer, and Treasurer

Mitchell H. Gold, M.D., has served as the Company’s Chief Executive Officer since January 1, 2003, and as a director since May 2002. Dr. Gold also served as the Company’s Vice President of Business Development from June 2001 to May 2002, and as the Company’s Chief Business Officer from May 2002 through December 2002. From April 2000 to May 2001, Dr. Gold served as Vice President of Business Development and Vice President of Sales and Marketing for Data Critical Corporation, a company engaged in wireless transmission of critical healthcare data, now a division of GE Medical. From 1995 to April 2000, Dr. Gold was the President and Chief Executive Officer, and a co-founder of Elixis Corporation, a medical information systems company. From 1993 to 1998, Dr. Gold was a resident physician in the Department of Urology at the University of Washington. Dr. Gold received his B.S., Phi Beta Kappa, from the University of Wisconsin-Madison in 1989 and his M.D., Alpha Omega Alpha, from Rush Medical College in 1993.

Christopher S. Henney, Ph.D., D.Sc., has served as the Company’s Chairman of the board of directors since January 1, 2004. He served as the Company’s Executive Chairman of the board of directors between January 1, 2003, and December 31, 2003, as Chairman of the board of directors between January 2001 and December 31, 2002, and as a director since May 1995. Dr. Henney served as the Company’s Chief Executive Officer from January 2001 through December 2002. Dr. Henney also served as the Company’s President and Chief Executive Officer from December 1998 through December 2000 and as Chief Executive Officer from May 1995 to December 1998. In 1989, Dr. Henney co-founded ICOS Corporation, a publicly-held biotechnology company, where from 1989 to 1995, Dr. Henney served as Executive Vice President, Scientific Director and Director. In 1981, Dr. Henney co-founded Immunex Corporation, where from 1981 to 1989, he held various positions, including Director, Vice Chairman and Scientific Director. Dr. Henney is also a former academic immunologist. Dr. Henney currently serves as a director of Bionomics, Inc., Sonus Pharmaceuticals Inc., Structural GenomiX, Inc., and Techne Corporation. Dr. Henney received a B.Sc. with Honors, a Ph.D. in Experimental Pathology and a D.Sc. for his contributions to Immunology from the University of Birmingham, England.

David L. Urdal, Ph.D., has served as the Company’s Chief Scientific Officer and Vice Chairman of the Company’s board of directors since joining Dendreon in July 1995. He served as the Company’s President from January 2001 to December 2003, and he served as the Company’s Executive Vice President from January 1999 through December 2000. From 1982 until July 1995, Dr. Urdal held various positions with Immunex Corporation, including President of Immunex Manufacturing Corporation, Vice President and Director of Development, and head of the departments of biochemistry and membrane biochemistry. Dr. Urdal received a B.S. and M.S. in Public Health and a Ph.D. in Biochemical Oncology from the University of Washington.

Robert Hershberg, M.D., Ph.D., has served as Senior Vice President and Chief Medical Officer since joining the Company in October, 2003. From October 2000 until October 2003, Dr. Hershberg was employed at Corixa Corporation, a biotechnology company, where he most recently served as Vice President of Medical Genetics. Prior to joining Corixa, from September 1999 to October 2000, Dr. Hershberg was an assistant professor in the Department of Medicine and associate physician at Brigham and Women’s Hospital, Harvard Medical School, Boston, Massachusetts. He is currently the Director of Human Genetics at the Infectious Disease Research Institute and an attending physician at the University of Washington School of Medicine, both in Seattle, Washington. He received an M.D. from the University of California, Los Angeles and a Ph.D. from The Salk Institute.

Grant E. Pickering, M.B.A., was appointed Senior Vice President, Operations in July 2003 and Vice President, Operations in March 2002. Prior to that he served as Dendreon’s Vice President, Marketing since May 2001, and Director of Marketing since joining Dendreon in January 2000. From 1997 to the end of 1999, Mr. Pickering served as Director of Marketing and Business Development for Algos Pharmaceutical Corporation, a company developing a new class of pharmaceuticals for the treatment of cancer pain. Mr. Pickering obtained an M.B.A. with honors from Georgetown University in 1997. Prior to that, Mr. Pickering served in various sales and marketing roles at Glaxo, Inc., now Glaxo Smith-Kline, and at Ortho Pharmaceutical Corporation, now Ortho-McNeil, a division of Johnson & Johnson. Mr. Pickering received a B.S. in Marketing from the Pennsylvania State University in 1989.

Martin A. Simonetti, M.S., M.B.A., has served as our Chief Financial Officer and Treasurer since joining us in January 1999 and Senior Vice President, Finance since January 2001. From 1991 to 1998, Mr. Simonetti was employed at Amgen Inc., most recently serving as Vice President Operations and Finance of Amgen BioPharma and its Director of Colorado Operations. From 1984 to 1991, Mr. Simonetti worked at Genentech, Inc., first as a scientist in its Medicinal and Analytical Chemistry Department and later as a financial analyst and group controller. Mr. Simonetti serves on the board of directors of IntegriGen, Inc., based in Novato, California, and he is a member of the Dean’s executive advisory board for the Albers School of Business and Economics at Seattle University. Mr. Simonetti received an M.S. in Nutrition from the University of California, Davis and an M.B.A. from the University of Santa Clara.

Executive Compensation

Summary of Compensation

The following table shows for the fiscal years ended December 31, 2001, 2002 and 2003, compensation awarded or paid to, or earned by, our Chief Executive Officer, our four most highly compensated executive officers serving at the end of 2003 and Mr. George, who retired on October 7, 2003. We refer to these individuals as our “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)	All Other Compensation ($)

Mitchell H. Gold, M.D. Chief Executive Officer	2003 2002 2001	375,000 227,000 109,585	163,000 150,000 42,750	78,006 — —	221,200 — —	350,000 116,000 65,000	3,021 3,072 2,000	(4) (4) (5)

Christopher S. Henney, Ph.D., D.Sc. Executive Chairman of the Board	2003 2002 2001	375,000 425,000 375,000	— 150,000 168,750	22,680 32,957 —	60,249 — —	50,000 50,000 —	4,777 5,088 —	(4) (4)

David L. Urdal, Ph.D. President and Chief Scientific Officer and Vice Chairman of the Board	2003 2002 2001	375,000 330,000 300,000	100,000 100,000 108,000	15,287 — —	40,164 — —	130,000 110,000 —	4,341 4,456 2,000	(4) (4) (5)

T. Dennis George, J.D. Senior Vice President, Corporate Affairs, General Counsel and Secretary	2003 2002 2001	199,046 230,000 215,000	72,000 60,000 58,050	— — —	— — —	35,000 19,000 —	3,500 4,792 2,000	(6) (4) (5)

Grant E. Pickering, M.B.A. (7) Senior Vice President, Operations	2003	216,375	78,336	537	—	80,000	3,021	(4)

Martin A. Simonetti, M.S., M.B.A. Chief Financial Officer, Senior Vice President, Finance, and Treasurer	2003 2002 2001	240,000 230,000 215,000	92,160 41,400 58,050	23,333 — —	64,268 — —	80,000 35,000 —	3,597 3,675 2,000	(4) (4) (5)

(1)	Except for the bonus earned by Mr. George in 2003, bonuses were paid in the year following the year in which they were earned. Because Mr. George retired in October 2003, in addition to the bonus that he earned in 2002, the Company paid him in 2003 the bonus that he earned in 2003.

(2)	The amounts shown in this column represent tax payments the Company made on behalf of each officer.

(3)	Pursuant to the 2000 Equity Plan, Dr. Gold received a grant of 35,000 shares of Common Stock, Dr. Henney received a grant of 9,533 shares of Common Stock, Mr. Simonetti received a grant of 10,169 shares of Common Stock, and Dr. Urdal received a grant of 6,355 shares of Common Stock. Pursuant to the 2000 Equity Plan, the restricted stock grants were valued at the amounts shown above, based on $6.32 per share, the closing price of our Common Stock on September 2, 2003, the day prior to the date of grant. The restricted stock grants vest 25% on the date of the grant and 10% at the end of each three-month period thereafter until fully vested.

(4)	The amounts shown consist of a 401(k) matching contribution of $2,000 and executive disability insurance payments.

(5)	The amounts shown consist of a 401(k) matching contribution.

(6)	The amount shown consists of a 401(k) matching contribution of $2,000 and a consulting fee earned by Mr. George in 2003 after his October 2003 retirement from the Company.

(7)	Mr. Pickering was appointed Senior Vice President, Operations in July 2003.

Stock Option Grants

The following options were granted to the Company’s Named Executive Officers in 2003.

Option Grants in Fiscal Year 2003

	Individual Grants
	Number of Securities Underlying Options Granted (#)	Percentage of Total Options Granted to Employees in 2003 (%)(1)	Exercise Price Per Share ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5%	10%
Mitchell H. Gold, M.D.	100,000	6.5	5.74	1/1/2013	360,986	914,808
	250,000	16.2	7.56	12/10/2013	1,188,611	3,012,173

Christopher S. Henney, Ph.D., D.Sc.	50,000	3.2	5.74	1/1/2013	180,493	457,404

David L. Urdal, Ph.D.	100,000	6.5	5.74	1/1/2013	360,986	914,808
	30,000	1.9	7.56	12/10/2013	142,633	361,461

T. Dennis George, J.D.	35,000	2.3	5.74	1/1/2013	126,345	320,183

Grant E. Pickering, M.B.A.	45,000	2.9	5.94	8/14/2013	168,104	426,007
	35,000	2.3	7.56	12/10/2013	166,406	421,704

Martin A. Simonetti, M.S., M.B.A.	35,000	2.3	5.74	1/1/2013	126,345	320,183
	45,000	2.9	7.56	12/10/2013	213,950	542,191

(1)	Excludes options assumed in connection with the Company’s acquisition of Corvas.

The Company granted options to purchase 1,547,703 shares of the Company’s Common Stock to employees during fiscal year 2003 under the Company’s 2000 Equity Plan and 2002 Broad-Based Equity Incentive Plan, and reserved an additional 1,596,326 shares of the Company’s Common Stock for issuance upon the exercise of stock options assumed by the Company in connection with its acquisition of Corvas. As of December 31, 2003, options to purchase 4,420,163 shares were outstanding and 931,966 shares remained available for grant under the 2000 Equity Plan. As of December 31, 2003, options to purchase 684,119 shares were outstanding and 815,881 shares remained available for grant under the 2002 Broad-Based Equity Incentive Plan.

Stock Option Exercises and Holdings

The following table sets forth the number of shares of the Company’s Common Stock acquired upon the exercise of stock options by the Named Executive Officers during fiscal year 2003, and the number and value of the shares of the Company’s Common Stock underlying unexercised options held by the Named Executive Officers as of December 31, 2003. The value realized is based on the fair market value of the underlying securities as of the date of exercise, minus the per share exercise price, multiplied by the number of shares underlying the option. The value of the unexercised in-the-money options is based on $8.06 (the closing sale price of the Company’s Common Stock on December 31, 2003) less the exercise price, multiplied by the number of shares underlying the option. All options were granted under the Company’s 2000 Equity Plan.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Shares Underlying Unexercised Options at December 31, 2003 (#)		Value of the Unexercised In-the-Money Options at December 31, 2003 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mitchell H. Gold, M.D.	—	—	85,063	445,937	231,033	760,726
Christopher S. Henney, Ph.D., D.Sc.	19,708	110,764	238,373	82,625	773,246	124,580
David L. Urdal, Ph.D.	—	—	152,528	206,958	453,448	430,897
T. Dennis George, J.D.	25,939	181,933	66,395	—	122,247	—
Grant E. Pickering, M.B.A.	6,146	26,305	65,833	157,469	213,903	434,701
Martin A. Simonetti, M.S., M.B.A.	—	—	80,626	110,958	161,821	234,965

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

In October 1998, the Company entered into employment letter agreements with each of Drs. Henney and Urdal. The agreements provide that Dr. Henney will receive an annual base salary of $300,000 and Dr. Urdal will receive an annual base salary of $240,000. The base salary under each agreement was increased by the Compensation Committee, and for 2003 was set at $375,000 for each of Dr. Henney and Dr. Urdal. In addition, Dr. Henney, pursuant to the agreement, was granted an option to purchase 44,000 shares of the Company’s Common Stock at an exercise price of $0.91 per share, which vested monthly on a pro rata basis over four years, beginning May 1, 1998. Dr. Urdal was granted an option to purchase 16,500 shares of the Company’s Common Stock at an exercise price of $0.91 per share, which vested monthly on a pro rata basis over four years, beginning July 1, 1998. Under the agreements, the Company reaffirmed the 1995 grant of options to purchase shares of the Company’s Common Stock to Drs. Henney and Urdal at an exercise price of $0.46 per share, all of which have vested and been exercised by Drs. Henney and Urdal. The agreements further provide that the vesting of all stock options held by Drs. Henney and Urdal, respectively, will accelerate by one year if Drs. Henney or Urdal are terminated for any reason other than cause.

In May 2001, Dendreon entered into an employment letter agreement with Dr. Gold. The agreement provided for an annual base salary of $190,000 and an award of an option to purchase 65,000 shares of Common Stock at an exercise price of $9.25 per share, vesting over four years. Dr. Gold’s salary was increased by the Compensation Committee to a base salary of $375,000 for the year ended December 31, 2003. The letter agreement also provides that, if Dendreon terminates Dr. Gold’s employment within the first three years without cause, he will receive an additional three months’ salary on termination. If his employment is terminated without cause after three years, he will receive one month’s salary for each year of service, up to a maximum of six months’ base salary.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee is currently composed of three independent directors: Mr. Canet (Chairman), Dr. Ingle and Ms. Kunath. The Committee is responsible for establishing the Company’s compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

The goals of the Company’s compensation program are to align employee compensation with the Company’s business objectives and performance and to enable the Company to attract and retain the highest quality executive officers and other employees, reward them for the Company’s progress and motivate them to enhance long-term stockholder value. The key elements of this philosophy are as follows:

•	The Company pays competitively with leading biotechnology companies with which the Company competes for talent. To ensure that compensation is competitive, the Company compares its practices with those companies and sets its parameters based on this comparison.

•	The Company maintains short and long-term incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•	The Company provides significant equity-based incentives for executives and other employees to ensure that they are motivated over the long term to respond to the Company’s business challenges and opportunities as owners as well as employees.

Base Salary.  The Compensation Committee annually reviews each executive officer’s base salary. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Base salaries for executive officers for 2004 were increased between 0% and 14.58% as compared to fiscal year 2003. The increases were due to the executive officers’ and the Company’s fiscal year 2003 performance, including, among other things, the acquisition of Corvas International, Inc., the sale of $30 million of the Company’s Common Stock in June 2003, the achievement of regulatory goals, and the progress of the Company’s clinical and preclinical programs and commercialization efforts.

Near-Term Incentives.  In December 2003, the Compensation Committee met and approved cash bonuses for performance for the 2003 fiscal year for all executive officers. The actual cash bonus awarded depends on the achievement of specified goals of the Company and individual performance objectives for each executive officer. Cash bonuses awarded to executive officers for performance in 2003 ranged from 25% to 64% of the executive officers’ respective base salaries. The Compensation Committee and the full Board of Directors review and approve the annual performance objectives for the Company. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company’s fundamental long-term goal of building stockholder value. Amounts reflected as bonuses in the Summary Compensation Table above were paid based on the criteria set forth above.

Long-Term Incentives.  The Company’s long-term incentive program for its officers consists of stock option grants pursuant to the Company’s 2000 Equity Incentive Plan and 2002 Broad-Based Equity Incentive Plan, and the opportunity to purchase Common Stock through the 2000 Employee Stock Purchase Plan. Stock options granted to Dendreon’s executive officers under the 2000 Equity Incentive Plan or 2002 Broad-Based Equity Incentive Plan generally vest over a four-year period to encourage employees to remain with the Company. Through option grants, executives and employees receive significant equity as an incentive to assist the Company in building long-term stockholder value. Stock option grants in 2003 were made at an exercise price of 100% of the fair market value of the Company’s Common Stock on the date of grant. Executive officers receive value from these grants only if the Company’s Common Stock appreciates over the long-term. The Compensation Committee does consider the number of options held by executive officers when awarding new grants.

In September 2003, the Compensation Committee approved restricted stock awards to four of the Named Executive Officers. The awards constituted a bonus to the recipient for achievements related to the closing of the acquisition of Corvas International, Inc. in July 2003. The restricted stock bonus awards vest over a two year period as follows: 25% on the date of the grant and the balance in quarterly installments over two years. In addition to the restricted stock awards, the Compensation Committee approved a cash bonus to each recipient equal to 35% of the fair market value of the award on the date of the grant, conditioned upon the recipient filing an election under Section 83(b) of the Internal Revenue Code, as amended.

Corporate Performance and Chief Executive Officer Compensation

Dr. Gold’s base salary as Chief Executive Officer in fiscal year 2003 was $375,000. His bonuses for the fiscal year consisted of a restricted stock grant of 35,000 shares of the Company’s Common Stock and $241,006 in cash. Dr. Gold’s fiscal year 2003 base salary and bonus were determined by the Compensation Committee in accordance with the criteria set forth above for all executive officers. In 2003, the Company achieved a number of key objectives. These achievements included, among others, the closing of the acquisition of Corvas International, Inc., the sale of $30 million of Common Stock in June 2003, the Special Protocol Assessment with the Food and Drug Administration, or FDA, Fast Track designation by the FDA for Provenge, the initiation of the pivotal Phase 3 trial of Provenge (D9902B), additional promising results from our first Phase 3 clinical trial of Provenge, and progress in our clinical and preclinical programs and commercialization efforts generally. In January 2003, the Compensation Committee granted Dr. Gold options to purchase 100,000 shares of our Common Stock at an exercise price of $5.74 per share. This grant reflected Dr. Gold’s performance in fiscal year 2002. In December 2003, the Compensation Committee granted Dr. Gold options to purchase 250,000 shares of our Common Stock at an exercise price of $7.56 per share. This grant reflected both Dr. Gold’s performance in 2003 and his performance in prior years. All of these options have a ten year term and vest over four years, 25% on the first anniversary date and the balance in equal monthly installments over three years.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code (the “Code”) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of the Code.

The Compensation Committee has determined that stock options granted under the 2000 Equity Incentive Plan and the 2002 Broad-Based Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company’s Common Stock on the date of grant shall be treated as performance-based compensation.

Conclusion

Through the compensation philosophy described above, a significant portion of the Company’s executive compensation program, including Dr. Gold’s compensation, is contingent upon Company performance, and realization of benefits is linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation for a particular time period.

From the members of the Compensation Committee of Dendreon Corporation.

Gerardo Canet (Chairman)

Blake Ingle, Ph.D.

Ruth Kunath

Equity Compensation Plan Information

Dendreon maintains the 2002 Broad-Based Equity Incentive Plan (the “2002 Plan”), the 2000 Equity Incentive Plan (the “2000 Equity Plan”), and the 2000 Employee Stock Purchase Plan (the “ESPP”), pursuant to which it may grant equity awards to eligible persons. Dendreon also has issued warrants as compensation to consultants and contractors for goods and services provided to Dendreon. The following table provides information as of December 31, 2003, regarding the 2002 Plan, the 2000 Equity Plan and the ESPP and certain other compensatory arrangements pursuant to which Dendreon has issued, or agreed to issue, warrants to purchase shares of Dendreon Common Stock:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance (excluding securities reflected in column(a))
Equity compensation plans approved by security holders (1)	4,420,163	(3)	$8.34	(3)	2,590,948	(4)
Equity compensation plans not approved by security holders (2)	823,074		$7.11		815,881
Total	5,243,237		$8.15		3,406,829

(1)	These plans are the 2000 Equity Plan and the ESPP.

(2)	These plans are the 2002 Plan and certain compensatory arrangements pursuant to which Dendreon has issued, or agreed to issue, warrants to purchase an aggregate of 48,384 shares of Dendreon Common Stock.

(3)	Includes information relating solely to options to purchase Dendreon Common Stock under the 2000 Equity Plan.

(4)	Of these 2,590,948 shares, 1,658,982 remained available for purchase under the ESPP as of December 31, 2003.

Compensation Committee Interlocks and Insider Participation

As noted above, decisions about executive compensation are made by the Compensation Committee. No member of the Company’s Compensation Committee has been an officer or employee of the Company at any time. No executive officer of the Company during 2003 served as a director or as a member of the compensation committee of another entity which has an executive officer who served on the Company’s Compensation Committee during 2003. No executive officer of the Company during 2003 served as a member of the compensation committee of another entity which has an executive officer who served as a director of the Company during 2003.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows the total stockholder return of an investment of $100 in cash on June 16, 2000, the date the Company’s Common Stock was first publicly traded, for (i) the Company’s Common Stock, (ii) the Nasdaq Biotech Index and (iii) the Nasdaq Stock Market (US) Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31, 2003:

Comparison of Cumulative Total Return on Investment

	June 16, 2000	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003
Dendreon Corporation	$100	$142.98	$95.99	$50.61	$76.83
Nasdaq Biotech Index	$100	$117.10	$98.13	$53.65	$78.19
Nasdaq Stock Market (US) Index	$100	$72.49	$57.51	$39.67	$59.84

Certain Transactions

The Company has entered into indemnity agreements with its directors, executive officers, and certain other members of senior management which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws. The Company has also entered into agreements with some of its officers and directors as set forth above in the section entitled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

The Company believes that Dr. Henney is indebted to the Company for travel and related expenses in an amount that is not more than $77,000 as of December 31, 2003.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Deborah A. Elvins, Corporate Secretary, Dendreon Corporation, 3005 First Avenue, Seattle, Washington 98121.

By Order of the Board of Directors

Deborah A. Elvins, J.D.

Vice President, Legal Affairs and Secretary

April 29, 2004

DENDREON CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2004

The undersigned hereby appoints Deborah A. Elvins and Martin A. Simonetti, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Dendreon Corporation common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Dendreon Corporation to be held on June 16, 2004 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Dendreon Corporation account online.

Access your Dendreon Corporation shareholder/stockholder account online via Investor ServiceDirect ®(ISD).

Mellon Investor Services LLC, Transfer Agent for Dendreon Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status • View payment history for dividends
•	View certificate history • Make address changes
•	View book-entry information • Obtain a duplicate 1099 tax form
•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Please

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR “ THE PROPOSALS. Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR all nominees WITHHOLD listed below (except AUTHORITY to vote as indicated to the for all nominees

Management recommends a vote “FOR” the nominees for director listed below. contrary below) listed below.

PROPOSAL 1: To elect three directors to hold office until the 2007 Annual Meeting of Stockholders.

Nominees: 01 Gerardo Canet, 02 Bogdan Dziurzynski, 03 Douglas Watson

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below:

The proxies are authorized to vote in their discretion as to other matters that may come before this meeting. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

The Board of Directors recommends that you vote for election of the nominees listed above.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT RETURN THIS PROXY.

Signature Signature if held jointly Dated , 2004

Please sign exactly as your name appears on this hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet Telephone Mail http://www.eproxy.com/dndn 1-800-435-6710 Mark, sign and date

Use the Internet to vote your proxy. Use any touch-tone telephone to vote your proxy card Have your proxy card in hand when your proxy. Have your proxy card in and

OR OR

you access the web site. hand when you call. return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.